UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2008
HALIFAX CORPORATION OF VIRGINIA
(Exact name of registrant as specified in its charter)

Virginia	1-08964	54-0829246

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

5250 Cherokee Avenue, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 658-2400
N/A
Former name, former address, and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Item 1.01 Entry Into a Material Definitive Agreement.
     On April 30, 2008, Halifax Corporation of Virginia, Halifax Engineering, Inc., Microserv LLC, and Halifax Alphanational Acquisition, Inc. (collectively under Item 1.01, the “Company”) entered into a Third Amendment and Waiver (the “Third Amendment”) with Provident Bank (the “Bank”). The Third Amendment amends and waives certain provisions of the Fourth Amended and Restated Loan and Security Agreement dated as of June 29, 2007 (as amended by the First Amendment and Waiver dated November 13, 2007 and the Second Amendment and Waiver dated January 31, 2008), among the same parties to the Third Amendment (“Loan Agreement”), related to the terms of the line of credit and auxiliary revolver facility provided by the Bank.
Under the Third Amendment, the Company agreed to, among other things, that:
all amounts outstanding under the Line of Credit will be due and payable in full on June 30, 2008;
•	by no later than May 31, 2008, the Company must deliver to the Bank either (a) a commitment for financing in sufficient amount to completely pay-off the line of credit by no later than June 30, 2008, or (b) an engagement letter with an advisory firm satisfactory to the Bank to assist the Company in evaluating and pursuing alternative refinancing sources or the sale of all or substantially all of the Company’s assets; and

•	by no later than May 15, 2008, the Company must deliver to the Bank a fully executed account control agreement acceptable to the Bank perfecting the Bank’s security interest in all of the Company’s accounts at Liberty Bank.
     As of April 29, 2008, there was outstanding principal of $3,602,372 and accrued and unpaid interest of $21,352 on the line of credit. Since December 31, 2007 the Company has paid down the line of credit balance approximately $2.3 million. In addition, the Company has repaid approximately $925,000 on the auxiliary revolver facility and as of April 30, 2008, the Company paid all amounts due under the auxiliary revolver facility.
     The Company will not have sufficient cash to repay amounts due under the Loan Agreement on June 30, 2008 absent an equity or debt financing or entering into a new credit facility with another financial institution or another financing transaction, which is sufficient to repay the amount outstanding to the Bank. The Company is exploring a variety of alternative financing options, including a new credit facility to replace the facility currently provided by the Bank, asset sale and the issuance of debt or equity. There can be no assurances that the Company will be able to complete an equity or debt financing, enter into a new large enough credit facility or asset sale on terms that are favorable to the Company or at all. The Company’s failure to complete a new financing or enter into a new credit facility on more favorable terms to the Company would have a material adverse effect on the Company’s operations, financial condition, results of operations and its ability to continue as a going concern. If the Company is unable to complete a new financing, obtain a new credit facility or sell certain assets of the company, the Company will be unable to meet its debt obligations to the Bank. If the Company is unable to pay its obligations to the Bank when they become due, the Company may be forced to restrict its operations and the Bank has the right, among other things, to declare an event of default which would enable the Bank to foreclose on our assets securing the Loan Agreement and Third Amendment and possibly force the Company to seek protection under the federal bankruptcy laws. Additionally, any default under the Loan Agreement will result in a cross-default of the Company’s 8% promissory notes.
     In the event that the Bank consents to the Company’s sale or financing of any of the Company’s assets other than assets sold in the ordinary course of the Company’s business, the proceeds of such sale or financing must be paid directly to the Bank to be applied to the reduction of the principal balance of the auxiliary revolver facility. If the Company is in default of the Loan Agreement, the payment received by the Bank from such sale or financing will be applied in the manner determined by the Bank.
     The Loan Agreement provides that the occurrence of an event of default, the Company’s failure to comply with its covenant regarding the cash collateral account or the failure of the Company to make any payment under the Loan Agreement when due will automatically be considered a default under the Loan Agreement and the Bank may (i) accelerate and call due and payable any and all of the obligations, including all principal, accrued interest and other sums due as of the date of default; (ii) impose the default rate of interest provided in any promissory note evidencing the loan, with or without acceleration; (iii) file suit against the Company or against any other obligor; (iv) seek specific performance or injunctive relief to enforce performance of the obligations, whether or not a remedy at law exists or is adequate; (v) exercise any rights of a secured creditor under the Uniform Commercial Code, including the right to take possession of the collateral without the use of judicial process or hearing of any kind and the right to require the Company to assemble the collateral at such place as Bank may specify; (vi) cease making advances or extending credit to the Company and stop and retract the making of any advance which may have been requested by Borrower; and (vii) reduce the maximum line of credit amount.
     In connection with the Third Amendment, the Bank also waived the Company’s non-compliance with certain financial and other covenants under the Loan Agreement including: (a) the Company failing to maintain a minimum tangible net worth plus subordinated debt of not less than $1,000,000 as of March 31, 2008; (b) the Company failing to maintain a ratio of total liabilities less subordinated debt to tangible net worth plus subordinated debt of not greater than 4.0:1 as of December 31, 2007; (c) the Company failing to maintain a current ratio equal to or greater than 1:1 as of March 31, 2008; and (d) the Company failing to deliver to the Bank, by April 15, 2008, either (i) a commitment for financing in sufficient amount to completely pay-off the line of credit and auxiliary revolver facility; or (ii) an engagement letter with an advisory firm satisfactory to the Bank to assist the Borrower in evaluating and pursuing alternative refinancing sources or the sale of all or substantially all the Borrower’s assets to pay the principal, interest and late charges owed under the auxiliary revolver facility at December 31, 2007 maturity thereof or (iii) an Account Control Agreement executed by Liberty Bank in form and Substance acceptable to the Bank covering any accounts maintained by the borrower at Liberty Bank. The failure to comply with these financial and other covenants constituted an event of default under the Loan Agreement.
     The Third Amendment also amended certain financial covenants contained in the Loan Agreement as follows:
(i) The Company shall at all times maintain a minimum Tangible Net Worth plus Subordinated Debt of not less than $400,000 as of March 31, 2008 and as of the last day of each month thereafter.
(ii) The Company failing to maintain a Current Ratio equal to or greater than .975 as of March 31, 2008 and as of the last day of each month thereafter.
For purposes of covenant measurements, any capital infusion or issuance of subordinated debt shall be deemed to have occurred after March 31, 2008. There can be no assurances the Company will be able to comply with the financial covenants contained in the Loan Agreement and Third Amendment. In the future, the Company may not be successful in obtaining a waiver of non-compliance with these financial covenants. If the Company is unable to comply with the financial covenants, absent a waiver, it will be in default of the Loan Agreement and Third Amendment and the Bank can take any of the actions discussed above.
     The Company is required to pay the Bank an amendment fee of $30,000. Half of such amount was due at signing of the Third Amendment and the other half is due by May 31, 2008. If, however, the Company fully repays amounts outstanding under the revolving line of credit by May 31, 2008, the other half of the amendment fee will not be required to be paid.
     All other terms of the Loan Agreement remain unchanged.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1. Third Amendment and Waiver dated as of April 30, 2008 among Halifax Corporation of Virginia, Halifax Engineering, Inc., Microserv LLC, Halifax Alphanational Acquisition, Inc. and Provident Bank

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALIFAX CORPORATION OF VIRGINIA
Date: May 6, 2008	By:	/s/ Joseph Sciacca
Joseph Sciacca
Vice President, Finance & CFO

EXHIBIT INDEX
10.1. Third Amendment and Waiver dated as of April 30, 2008 among Halifax Corporation of Virginia, Halifax Engineering, Inc., Microserv LLC, Halifax Alphanational Acquisition, Inc. and Provident Bank.